Exhibit 10.13

INVESTOR RELATIONS PROGRAM AGREEMENT

April 3, 2006

Mr. Paul Ressler, President
Pukka USA, Inc.
892 North 340 East
American Fork, Utah 84003

Dear Mr. Ressler,

This letter agreement is between Pukka USA, Inc. (the “Company") and Transcontinental Media, Ltd ("Transcontinental") and, in that regard, the parties agree as follows:

1.     Term. This letter agreement will commence on April 3, 2006, and expire on March 31, 2007.

2.     IR Fees. The Company will pay Transcontinental warrants to purchase 1,200,000 shares of its common stock, exercisable at $.001 per share for implementation of its Investor Relations ("IR") Program. The Company agrees to include the foregoing shares in the next registration statement filed by the Company with the Securities and Exchange Commission.

3.     IR Services. Transcontinental, in consideration of the above fee, will perform the following services for the Company; however, such services will be subject to the Company's written or oral approval:

       A.     Arrange an initial visit between the Transcontinental's team and Management to discuss the Company, Transcontinental's IR Program, investor relation goals and objectives, and themes to be stressed in the implementation of the program.

       B.     Prepare a Corporate Fact Sheet, a document that encapsulates the Company's information and its most recent financial results. The Corporate Fact Sheet will be sent to targeted investment professionals and will be followed up with phone calls as an initial screening tool to determine the recipients' interest in meeting with the Company. All responses will be entered into Transcontinental's database in order that Company information can be furnished to them in the future.

       C.     Compile an "IR Kit", including the Corporate Fact Sheet, case studies, media backgrounders, press releases, press clippings, existing annual report and/or brochure, recent SEC documents and other materials regarding the Company.

       D.     Upon completion of the foregoing, review and critique Management's intended presentations to the financial and media community.

       E.     Arrange periodic meetings with interested buy-side and sell-side analysts, retail brokers, fund managers and investment advisors, including telephone follow-ups.

       F.     Prepare and disseminate press release materials to the financial community and media to ensure full and timely disclosure, including telemarketing releases to investment and media professionals.

       G.     Prior to press release issuance, the release must be approved by the Company's authorized investor relations contact to ensure authorization of release. It is the Company's responsibility to obtain all necessary clearances and approvals (including legal) prior to issuance of all releases.

       H.     Establish lines of communication with NASDAQ market makers, informing them of recent Company developments.

       I.     Coordinate conference calls between Management and key investment professionals after earnings or other releases that require explanation. Prior to those calls, Transcontinental will consult with Management and prepare an outline covering the subjects to be discussed and/or questions that might arise. Transcontinental recommends that members of the media be excluded from participating in the conference call.

       J.     Administer all telephone and/or written financial inquiries regarding the Company. Transcontinental will supply inquirers with a Company-approved Due Diligence Kit.

       K.     Review the Company's present web site and make recommendations for its improvement and/or reconstruction; design the Investor Relations portion.

       L.     Build and maintain an Investor Database for the Company, which will include interested brokers, retail shareholders, members of the media and other interested parties. The Investor Database will receive all press announcements issued by the Company, articles written about the Company, and any other items Transcontinental and the Company deem appropriate.

       M.     Maintain a fax and conference call list. Participants will be faxed announcements the day they are issued and polled regularly to join quarterly investment conference calls.

       N.     Regularly inspect the Company descriptions and coverage to assure accuracy in Electronic Bulletins, Bloomberg and Dow Jones.

       O.     Compose or reconfigure an informational slide presentation that Management can use for road shows and investor meetings. This presentation can be printed and included in the Company's Due Diligence Kit.

4.     Company Prior Approval of Material. In disseminating Company information and/or materials, Transcontinental will rely upon the Company's assurances that such information is complete and accurate and, prior to dissemination of such information and/or materials, will submit same to the Company for approval.

5.     Compliance with Applicable Laws. In performing the activities described in this letter agreement, Transcontinental's and the Company's actions will comply with all SEC and applicable State laws, rules and regulations.

6.     Indemnification. The Company will indemnify and defend Transcontinental against all claims, proceedings, suits or other matters that might be asserted against Transcontinental's activities by reason of this letter agreement and the Company will pay Transcontinental' reasonable attorneys' fees and expenses in connection with such matters; however, the Company's indemnification of Transcontinental is conditioned upon the following:

       A.     Transcontinental must act within the scope of this letter agreement;

       B.     Transcontinental must act in accordance with the Company instructions;

       C.     Transcontinental is not negligent;

       D.     Transcontinental must submit information and materials to the Company for approval prior to dissemination.

7.     Confidential Information. Transcontinental acknowledges that it will gain knowledge of information of substantial value to the Company regarding the Company's business which is not generally known and which gives the Company an advantage over competitors who do not know, or use, such information, including, but not limited to, know-how, trade secrets, techniques, designs, sales and customer information, and business and financial information relating to the business, products, services, practices or techniques of the Company's plans for future products or developments ("Confidential Information"). Transcontinental agrees to, at all times, regard and preserve as confidential such Confidential Information, and to refrain from publishing or disclosing any part of it by using, copying or duplicating it in any way or by any means, whatsoever. Transcontinental further agrees that such Confidential Information will not be disclosed by it to any person or entity without the prior written consent of the Company. Finally, Transcontinental agrees to refrain at all times from any other act or omission that would reduce the value of the Confidential Information to the Company.

8.     Notices. All notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by commercial overnight courier or sent by certified or registered mail. A facsimile transmission, when received, shall be considered delivery of written notice.

9.     Expenses. Each party hereto shall be responsible for its own expenses.

10.    Governing Law. This letter agreement will be governed by the laws of the State of Utah applicable to contracts made and to be performed in that State.

11.    Entire agreement; no amendment except in writing. The provisions of this letter agreement set forth the entire binding agreement between the parties and supersede all prior written and oral communications, discussions, and negotiations between the parties concerning the proposed transaction. The terms of this letter agreement may be amended only in writing and when signed by both parties.

If the foregoing correctly states our understanding, please execute the enclosed copies of this letter in the spaces provided below and return a duplicate to the undersigned. We look forward to working with Pukka USA, Inc. and to a long and mutually successful relationship.

Very truly yours,

TRANSCONTINENTAL MEDIA, LTD

By: /s/ Steven H. Mcdonald

Title: President
Date: April 3, 2006

Agreed to and approved:

PUKKA USA, INC.

By: /s/ Paul Ressler

Title: President
Date: April 3, 2006

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE “ACTS”).  NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

PUKKA USA, INC
WARRANT AGREEMENT

Issue Date:  April 10, 2006

          1.     Basic Terms.  This Warrant Agreement (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”), is the owner of a warrant of Pukka USA, Inc., a Utah corporation having its principal place of business at 892 North 340 East, American Fork, Utah 84003 ( the "Corporation"), subject to adjustments as provided herein, to purchase one million two hundred thousand (1,200,000) shares of the Common Stock, $.001 par value (the “Common Stock”), of the Corporation from the Corporation at the price per share shown below (the “Exercise Price”).

Holder:	Transcontinental Media, Ltd.
Exercise Price per share:	$0.001

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

          2.     Corporation’s Representations/Covenants.  The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant.  The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

          3.     Method of Exercise; Fractional Shares.  This Warrant is exercisable at the option of the Holder, in increments of 5,000 shares only, at any time by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning the business day after the issue date of this Warrant specified above and ending at 5:00 p.m. (New York time) on June 30, 2007.  To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant for the Warrant Shares specified in the executed exercise form.  The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder.  Payment shall be made by check payable to the order of the Corporation or by wire transfer.  This Warrant is not exercisable with respect to a fraction of a share of Common Stock.  In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

          4.     Protection Against Dilution.  The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth as follows.  If at any time or from time to time after the date of this Warrant, the Corporation:

(i)	takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock; or

(ii)	subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(iii)	combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event.

          Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

          5.     Adjustment for Reorganization, Consolidation, Merger, Etc.

               (a)     During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term “successor corporation”), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as, in accordance with the provisions of paragraph 5(b), the Holder shall be entitled to purchase or receive.

               (b)     In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

          6.     Notice of Adjustment.  On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

          7.     Dissolution, Liquidation.  In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder.  Such notice shall contain:  (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions.  On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

          8.     Rights of Holder.  The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders.  This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation.  No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised.  Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above.  Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

          9.     Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

          10.     Substitution.  Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

          11.     Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the “Acts”).  Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts.  If the Holder seeks an opinion as to transfer without registration from Holder’s counsel, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion.  Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.  If the Corporation files a registration statement with the Securities and Exchange Commission, the Holder will have piggyback registration rights as to the shares of Common Stock underlying this Warrant.

          12.     Transfer.  Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

          13.     Recognition of Holder.  Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant.  All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

          14.     Payment of Taxes.  The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

          15.     Headings.  The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

          16.     Miscellaneous.  This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder.  This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.  Under no circumstances may this Warrant be assigned by the Holder.

          17.     Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to its principles governing conflicts of law.

PUKKA USA, INC.

By: /s/ Paul Ressler
Paul Ressler, President 892 North 340 East American Fork, Utah 84003

PUKKA USA, INC.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below :

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________
_______________________________ attorney (with full power of substitution) to transfer this
Warrant as aforesaid on the books of the Corporation.

Date:______________________________    ___________________________________
                                                                        Signature

PUKKA USA, INC.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, 1,200,000 shares of Common Stock of Pukka USA, Inc.

The undersigned herewith tenders payment for those shares and encloses a certified check, official bank check or has wired payment of $1,2000      .

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:  July 20, 2006                                         /s/ Steven H. Mcdonald
                                                                        Signature

July 6, 2006

Sunrise U.S.A. Incorporated
3203 E. Ovid Ave.
Des Moines, IA 50317
Attention:  Chief Executive Officer

Pukka USA, Inc.
892 North 340 East
American Fork, Utah 84003
Attention:  Chief Executive Officer

Ladies and Gentlemen:

Reference is hereby made to that certain Share Exchange Agreement, dated June 7, 2006, by and among Pukka USA, Inc., a Utah corporation (“Pukka”), Sunrise U.S.A. Incorporated, a Nevada corporation (“Sunrise”), Paul Ressler and Leonard DuCharme, and the other individual shareholders of Pukka listed on signatories thereto (the “Share Exchange Agreement”).

In connection with the Share Exchange Agreement, the undersigned hereby surrenders all of its rights to receive shares of Pukka common stock, par value $.001 per share and consents to the receive shares of Sunrise common stock, par value $.0001 per share in lieu thereof.

Sincerely,

Transcontinental Media Ltd.

By: /s/ Steven H. Mcdonald
Steven H. Mcdonald, President